UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 24, 2020

VITALITY BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53832	75-3268988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1901 Avenue of the Stars, 2nd Floor Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 231-7800

Not Applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered*:
Common Stock	VBIO	-

*The Company’s common stock trades with limited liquidity on the grey market. Grey market stocks are not traded or quoted on an exchange or inter-dealer quotation system, but are reported by broker-dealers to their self-regulatory organization who, in turn, distribute the trade data to market data vendors and financial websites.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry Into A Material Definitive Agreement.

The information set forth under “Employment Agreements” in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2020, the Board of Directors of Vitality Biopharma, Inc. (the “Company”) elected Dr. Brandon Zipp as Chief Science Officer.

Dr. Zipp, age 39, has served as Director of Research & Development of the Company since December 2012. Dr. Zipp received his Ph.D. in Biochemistry and Molecular Biology from the University of California at Davis in 2013.

Employment Agreements

In connection with Dr. Zipp’s appointment, and with the continued employment of Mr. Richard McKilligan, Chief Financial Officer and Counsel of the Company, the Company entered into employment agreements with Dr. Zipp and Mr. McKilligan, dated September 24, 2020 (the “Zipp Employment Agreement” and the “McKilligan Employment Agreement”, respectively, and together, the “Employment Agreements”). The Employment Agreements have initial terms ending September 24, 2021. Under the Zipp Employment Agreement, Dr. Zipp will receive an annualized base salary of $180,000 and in the event of a change of control, the Company shall pay to Dr. Zipp a bonus equal to 2.5% of the net proceeds of such change of control on the ending date of the first payroll period following the change of control. Under the McKilligan Employment Agreement, Mr. McKilligan will receive an annualized base salary of $180,000 and in the event of a change of control, the Company shall pay to Mr. McKilligan a bonus equal to 0.5% of the net proceeds of such change of control on the ending date of the first payroll period following the change of control.

The summaries of the Employment Agreements contained herein do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Zipp Employment Agreement and the McKilligan Employment Agreement, copies of which are filed with this Current Report on Form 8-K as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

On September 25, 2020, the Company announced that it has retained DelMorgan & Co., an investment banking firm, to advise the Company on its strategic alternatives, including potential financings, asset divestitures or strategic partnerships with the goal of maximizing shareholder value. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 8.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
10.1	Employment agreement between the Company and Dr. Brandon Zipp, dated September 24, 2020.
10.2	Employment agreement between the Company and Mr. Richard McKilligan, dated September 24, 2020.
99.1	Press Release issued by the Company on September 25, 2020, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITALITY BIOPHARMA, INC.

Dated: September 25, 2020	By:	/s/ Michael Cavanaugh
	Name:	Michael Cavanaugh
	Title:	Chief Executive Officer